Exhibit No. 99.1

SUNOPTA ANNOUNCES APPOINTMENT OF ERIC DAVIS AS VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Toronto, Ontario, March 4, 2009 – SunOpta Inc. (Nasdaq:STKL) (TSX:SOY) today announced the appointment of Mr. Eric Davis to the position of Vice President and Chief Financial Officer, SunOpta Inc., effective March 16, 2009. In this role Mr. Davis will report to Steve Bromley, President and Chief Executive Officer, SunOpta Inc., and assume responsibility for providing leadership and direction to the Company's financial activities including financial reporting, banking and treasury, tax, investor relations and special projects.

Mr. Davis is a Chartered Accountant as well as a Certified Management Accountant with over 25 years of diverse finance and accounting experience in Canada and internationally, with significant experience in the food and beverage manufacturing and distribution markets as well as broad manufacturing experience across a number of industries. Prior to joining SunOpta, Mr. Davis was Chief Financial Officer for Grant Forest Products, a leading Canadian manufacturer of oriented strand board. Mr. Davis has also held CFO positions with Johnson Electric Holdings Ltd., a publicly traded global small motor manufacturer and various Senior Vice President and CFO positions within The Coca-Cola Company in Canada as well as the Asian-Pacific market.

As previously announced, John Dietrich, the Company's current Chief Financial Officer will provide transition assistance to Mr. Davis for a period of time and then is expected to assume a new role within the organization.

Steve Bromley, President and CEO of SunOpta Inc. commented, "We are delighted to have Eric join the SunOpta team. His extensive financial experience in manufacturing, food, distribution and international industries will make Eric a valuable addition as we focus on maximizing our strategic capabilities while driving profitable growth and return on equity."

About SunOpta Inc.

SunOpta Inc. is an operator of high-growth ethical businesses, focusing on integrated business models in the natural and organic food and natural health markets. The Company has three business units: the SunOpta Food Group, which specializes in sourcing, processing and distribution of natural and organic food products integrated from seed through packaged products; Opta Minerals Inc. (TSX:OPM) (66.6% owned by SunOpta), a producer, distributor, and recycler of environmentally friendly industrial materials; and SunOpta BioProcess Inc. which engineers and markets proprietary steam explosion technology systems for the bio-fuel, pulp and food processing industries. Each of these business units has proprietary products and services that give it a solid competitive advantage in its sector.

Forward-Looking Statements

The statements in this press release about our plans and expectations for Mr. Davis' role and Mr. Dietrich's transition to a new role within the Company may constitute "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation. The terms "will", "expected" and similar terms and phrases are intended to identify these forward looking statements. These forward looking statements are based on information available to us on date of this release and certain assumptions made by the Company as well as other factors that we believe are appropriate in the circumstance including, but not limited to, Mr. Davis' employment experience and Mr. Dietrich's ongoing value to the Company. Whether actual timing will agree with the expectations and predications of the Company is subject to many risks and uncertainties including, but not limited to, Mr. Davis' performance in the execution of his duties, and the availability of a suitable position for Mr. Dietrich.. Consequently all forward–looking statements made herein are qualified by these cautionary statements and there can be no assurance that our plans and expectations will be realized. We assume no obligation to update these forward looking statements for any reason, except as required by law.

For further information, please contact:

SunOpta Inc.
Jeremy N. Kendall, Chairman
Steve Bromley, President & CEO
John Dietrich, Vice President & CFO
Tony Tavares, Chief Operating Officer
Susan Wiekenkamp, Information Officer
Tel: 905-455-2528, ext 103
susan.wiekenkamp@sunopta.com
Website: www.sunopta.com